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                                                                      EXHIBIT 32

       CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND SENIOR VICE PRESIDENT,
                  CORPORATE DEVELOPMENT AND FINANCE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Kleanthis G. Xanthopoulos, Ph.D., as President and Chief Executive Officer of the Company, and Michael J. Kamdar, as Senior Vice President, Corporate Development and Finance of the Company, each hereby certifies that, to the best of his knowledge:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 2004, to which this Certification is attached as Exhibit 32 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the periods covered by the Annual Report.

/s/ Kleanthis G. Xanthopoulos                 /s/ Michael J. Kamdar
-------------------------------------         ---------------------------------
Kleanthis G. Xanthopoulos, Ph.D.              Michael J. Kamdar
President and Chief Executive Officer         Senior Vice President,
Date: March 30, 2005                          Corporate Development and Finance
                                              Date: March 30, 2005